Execution Version
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.
WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK
of
INSPIRATO INCORPORATED
Dated as of September 13, 2024

Warrant to Purchase up to 2,915,451 Shares of Class A Common Stock (subject to adjustment)
THIS CERTIFIES THAT, for value received, One Planet Group LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Inspirato Incorporated, a Delaware corporation (the “Company”), shares of the Company’s Class A Common Stock, $0.0001 par value per share (“Class A Common Stock” and such shares, the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with that certain Investment Agreement between the Company and the Holder dated August 12, 2024 (the “Investment Agreement”). The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:
1.Number and Price of Shares; Exercise Period.
(a)Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 2,915,451 Shares, as may be adjusted pursuant hereto, prior to (or in connection with) the expiration of this Warrant as provided in Section 8; provided, however, that if the Holder exercises the Option, the Company agrees to promptly amend this Warrant following the Option Closing to increase the number of shares issuable pursuant to this Warrant by the number of warrants included in the Optional Securities (the terms

0904340001-1579809772-78/14.0

“Option,” “Option Closing” and “Optional Securities” being defined in the Investment Agreement).
(b)Exercise Price. The exercise price per Share shall be equal to $3.43, subject to adjustment pursuant hereto (the “Exercise Price”).
(c)Exercise Period. This Warrant shall be exercisable, whether in whole or in part, beginning on the date hereof (the “Commencement Date”) and until the expiration of this Warrant as set forth in Section 8.
2.Exercise of the Warrant.
(a)Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by (i) in the case of a cash exercise, (1) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and (2) the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by cash or a wire transfer of immediately available funds payable to the Company or (ii) in the case of a Cashless Exercise (as defined below), the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a Notice of Exercise, duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant in accordance with Section 2(d).
(b)Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a notice of issuance of uncertificated shares for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.
(c)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant, and the Holder hereby waives any rights to any such fractional shares without consideration.
(d)Cashless Exercise. This Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by tender to the Company at its principal office (or such other office or agency as the Company may designate) of a Notice of Exercise that includes the Holder’s intention to effect a cashless exercise, including a calculation of the number of Shares to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of Shares determined by multiplying (i) the number of Shares to which it would otherwise be entitled by (ii) a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Class A Common Stock and the Exercise Price per share of the Class A Common Stock, and the denominator of which shall be the then current Market Price per share of Class A Common Stock. For example, if the Holder is exercising this Warrant to purchase 100,000 Shares with an Exercise Price of $3.43 per Share through a Cashless Exercise when the Class A Common Stock’s Market Price per share is $10.00 per share, then upon such Cashless Exercise the

Company shall deliver to the Holder 65,700 Shares. Solely for purposes of this Section 2(d), the “Market Price” shall mean the 10-day VWAP of the Class A Common Stock for the ten (10) consecutive trading days ending on the trading day prior to the date on which the Notice of Exercise is sent to the Company by the Holder.
(e)Reservation of Stock. The Company agrees that during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Class A Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use commercially reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Class A Common Stock to a number of shares as shall be sufficient for such purposes.
3.Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
4.Transfer of the Warrant.
(a)Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.
(b)Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.
(c)Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.
(d)Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the

Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.
(e)Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.
5.Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:
(a)Restrictions on Transfers. Except as set forth in Section 5(b), this Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent, and any attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares (the “Warrant Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Warrant Securities unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Warrant Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and
(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement (or such proposed disposition is exempt from the registration requirements under the U.S. securities laws), or
(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing that the Warrant Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel or other evidence, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant Securities under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such Warrant Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Warrant Securities in accordance with the terms of the notice delivered by the Holder to the Company.
(b)Permitted Transfers. Notwithstanding the provisions of Section 5(a), the Holder is permitted to transfer, in whole or in part and from time to time, the Warrant Securities to one or more Affiliates of the Holder in accordance with the terms hereof, and without the Company’s prior written consent; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)Securities Law Legend. Each certificate, instrument or book entry representing the Warrant Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.
(d)Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.
(e)Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) notated on any certificate, instrument or book entry representing the Warrant Securities and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate, instrument or book entry representing the Warrant Securities without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration, qualification or legend.
6.Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
(a)Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares. For the avoidance of doubt, with respect to any such Reclassification in which an adjustment is made under this section, no adjustment shall be made under Section 7 that would result in a duplicative adjustment.

(b)Subdivisions and Combinations. In the event that the outstanding shares of Class A Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Class A Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.
(c)Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
7.Fundamental Change Transactions.
(a)If, at any time while this Warrant is outstanding, in one or more related transactions, (i) the Company directly or indirectly effects any merger or consolidation of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), (ii) the Company or any subsidiary thereof directly or indirectly effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the voting power of the common equity of the Company and the shares of Class A Common Stock are converted into or exchanged for other securities, cash or property, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Common Stock or any compulsory share exchange pursuant to which the Class A Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company directly or indirectly consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Class A Common Stock or more than 50% of the voting power of the common equity of the Company and the shares of Class A Common Stock are converted into or exchanged for other securities, cash or property (each a “Fundamental Change”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Change, at the option of the Holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Change by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Change; provided, however, that (i) if the holders of the Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternate Consideration for which the Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Class A Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Class A Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Common Stock, the Holder shall be entitled to receive the highest amount of cash, securities or other property to which the Holder would actually have been entitled as a stockholder if the Holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by the Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 7(a); provided further that if less than 70% of the consideration receivable by the holders of the Class A Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Exercise Price shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Exercise Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of the Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the price of each share of Class A Common Stock shall be the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (2) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (3) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Class A Common Stock consists exclusively of cash, the amount of such cash per share of Class A Common Stock, and (ii) in all other cases, the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. In no event will the Exercise Price be reduced to less than the par value per share issuable upon exercise of the Warrant.
(b)The Company shall cause any successor entity in a Fundamental Change in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 7 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Change and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Change, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Change and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Change), and which is satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Change, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Change, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.
(c)The provisions of this Section 7 shall apply similarly and equally to successive Fundamental Changes and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable.
8.Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the later of 5:00 p.m., Mountain time, on (i) the date which is five (5) years after the Commencement Date or (ii) in the case of a Fundamental Change which is publicly announced before the date described in (i) but which closes after the date described in (i), the closing date of such Fundamental Change (such time, the “Expiration Time”).
For the avoidance of doubt, to the extent that the Warrant or any portion thereof is not exercised prior to the Expiration Time, it shall be automatically cancelled with no action required by the Company, and with no further rights thereunder, upon such expiration.
9.No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or cause the Holder to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.
10.Miscellaneous.
(a)Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.
(b)Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
(c)Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) if sent by United Parcel Service or FedEx on an overnight basis, signature receipt required, one business day after mailing, (ii) if sent by email, with a copy mailed on the same day (or next day, if such day is not a business day) in the manner provided in clause (i) of this Section 10(c), when transmitted and receipt is confirmed, or (iii) if otherwise personally delivered, when delivered with signature receipt required. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company, to:
Name:    Inspirato Incorporated
Address:    1544 Wazee Street
    Denver, CO 80202
Attn:    Brent Wadman
Email:    legal@inspirato.com
with a copy to (which copy alone shall not constitute notice):
Name:    Davis Graham & Stubbs LLP
Address:    1550 17th Street
    Denver, CO 80202
Attn:    John Elofson
Email:    john.elofson@davisgraham.com
If to the Holder, to:
Name:    One Planet Group LLC
Address:    1820 Bonanza Street
    Walnut Creek, CA 94596
Attn:    Payam Zamani
Email:    payam@zamani.org
with a copy to (which copy alone shall not constitute notice):
Name:    Davis Polk & Wardwell LLP
Address:    450 Lexington Avenue
    New York, NY 10017
Attn:    Derek Dostal
Email:    derek.dostal@davispolk.com
(d)Governing Law, Submission to Jurisdiction; Waiver of Jury Trial. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions or rules (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly, irrevocably and unconditionally (a) submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum or that this Warrant or the transactions contemplated hereby may not be enforced in or by any such court, and (c) agrees that it shall not bring any claim, action, or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(d).
(e)Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
(f)Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
(g)Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.
(h)Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.
(i)Entire Agreement. Except as expressly set forth herein, the Investment Agreement and this Warrant (including the exhibits attached hereto) constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
(j)Defined Terms Used in this Warrant. In addition to the terms defined in this Warrant, the following terms used in this Warrant shall be construed to have the meanings set forth or referenced below.

(i)“Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.
(ii)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(iii)“SEC” means the U.S. Securities and Exchange Commission.
(iv)“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the trading market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (Eastern time) to 4:00 p.m. (Eastern time)), (b) if OTCQB or OTCQX is not a trading market, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
11.Dispute Resolution.
(a)Submission to Dispute Resolution.
(i)In the case of a dispute relating to the Exercise Price, the Market Price, VWAP, or fair market value or the arithmetic calculation of the number of Shares issuable pursuant to this Warrant (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via email (A) if by the Company, within five (5) business days after the occurrence of the circumstances giving rise to such dispute or (B) if the Holder, within five (5) business days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Market Price, VWAP, or such fair market value or such arithmetic calculation of the number of Shares issuable pursuant to this Warrant (as the case may be), at any time after the second (2nd) business day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may jointly select an independent, reputable accounting firm to resolve such dispute.

(ii)The Holder and the Company shall each deliver to such accounting firm (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 11 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth (5th) business day immediately following the date on which the Company and the Holder jointly selected such accounting firm (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accounting firm with respect to such dispute and such accounting firm shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such accounting firm prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such accounting firm, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such accounting firm in connection with such dispute (other than the Required Dispute Documentation).
(iii)The Company and the Holder shall cause such accounting firm to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) business days immediately following the Dispute Submission Deadline. The fees and expenses of such accounting firm shall be borne equally by the Company and the Holder, and such accounting firm’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
(b)Miscellaneous. The Company and the Holder each expressly acknowledges and agrees that (i) this Section 11 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Company and the Holder are each authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 11, (ii) the terms of this Warrant shall serve as the basis for the selected accounting firm’s resolution of the applicable dispute, such accounting firm shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such accounting firm determines are required to be made by such accounting firm in connection with its resolution of such dispute and in resolving such dispute such accounting firm shall apply such findings, determinations and the like to the terms of this Warrant, and (iii) nothing in this Section 11 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 11).
(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.
INSPIRATO INCORPORATED

By:
Name:
Title:
AGREED AND ACKNOWLEDGED:

ONE PLANET GROUP LLC

By:
Name:
Title:
(Signature Page to Warrant to Purchase Shares Class A Common Stock of Inspirato Incorporated)

EXHIBIT A
FORM OF NOTICE OF EXERCISE
TO:        INSPIRATO INCORPORATED (the “Company”)
Attention:        Chief Financial Officer
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase the number of Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 2 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Class A Common Stock. Upon surrender of the Warrant, duly endorsed, to the offices of the Company, a new warrant evidencing the remaining Shares covered by such Warrant but not yet exercised for and purchased, if any, should be issued in the name of the Holder. Capitalized terms used herein without definition are used as defined in the Warrant.
The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 3.02 of the Investment Agreement are true and correct as of the date hereof.
Number of Shares with respect to which the Warrant is being exercised:
Aggregate Exercise Price to be paid in cash or by wire transfer:
Holder:

By:
Name:
Title:

(Exhibit A – Form of Exercise)

EXHIBIT B
ASSIGNMENT FORM

ASSIGNOR:
COMPANY:	INSPIRATO INCORPORATED
WARRANT:	THE WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK ISSUED ON SEPTEMBER 13, 2024 (THE “WARRANT”)
DATE:
(1)    Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:
Address of Assignee:
Number of Shares Assigned:
and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Inspirato Incorporated, maintained for the purpose, with full power of substitution in the premises.
(2)    Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Warrant Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.
(3)        Investment Representations. Assignee represents and warrants that the Warrant Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 3.02 of the Investment Agreement are true and correct as to Assignee as of the date hereof.
Assignor and Assignee are signing this Assignment Form on the date first set forth above.
Assignor:
By:
Name:
Title:
Assignee:
By:
Name:
Title:
(Exhibit B – Form of Assignment)